Exhibit 99.1

ITT Reports Robust First Quarter Earnings Per Share of 93 Cents from Continuing Operations, Boosts 2008 Earnings Outlook

  Excluding special items, earnings from continuing operations jumped 25 percent to 91 cents per share
  Revenue for the quarter was up 36 percent to $2.8 billion, including nine percent organic growth, with strong performance in all segments
  Free cash flow for the quarter increased to $185 million, a first quarter record for the company
  Full-year earnings forecast, excluding special items, raised to $4.00 to $4.10 per share from the previous guidance of $3.80 to $3.95 per share

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--ITT Corporation (NYSE: ITT) today reported first quarter 2008 income of $171 million, or 93 cents per share, from continuing operations. Excluding special items, income for the quarter grew to $168 million, or 91 cents per share, up 25 percent compared to the first quarter of 2007. First quarter revenue was $2.8 billion, up 36 percent in total on a comparable basis, comprising nine percent organic growth, a 23 percent benefit from recent acquisitions, and four percent from foreign exchange. The company’s organic revenue growth is largely due to robust international sales in both commercial segments and continued strong performance on key defense contracts. In addition, free cash flow generation exceeded $185 million, a first quarter record for the company and nine times greater than the prior year period.

“Our strong operating capabilities and well-balanced geographic and end-market participation positioned us well as we built our strategic plan heading into 2008,” said Steve Loranger, ITT’s chairman, president and chief executive officer. “Our teams across each business segment demonstrated extraordinary focus and delivered another outstanding quarter, which puts us off to a great start and gives us the confidence to raise our guidance for the year.”

ITT now forecasts full-year revenue of $11.4 billion to $11.5 billion, approximately 27 percent higher than reported 2007 full-year revenue. The company also expects earnings from continuing operations, excluding special items, to be in the range of $4.00 to $4.10 per share, an 18 cent increase to the mid-point of previous guidance. This forecast reflects approximately 23 percent anticipated earnings growth over 2007 on a comparable basis.

First Quarter Business Segment Results

Fluid Technology

  Compared to the prior year quarter, revenue for the segment grew 12 percent in total - six percent organically and six percent from foreign exchange - to $881 million. Strong sales growth in Europe, South America, China and the Middle East, led by the Industrial Process business, overcame flat North American performance.
  First quarter operating income for the segment was up 17 percent on a comparable basis to $102 million, as price, productivity improvements and pension benefits more than offset the impact of foreign exchange and increased material costs. Compared to first quarter 2007, operating margins improved 50 basis points in the quarter, despite a negative 80 basis point impact from foreign exchange.
  The segment continues to benefit from robust emerging market growth, especially in the oil, gas and mining sectors. ITT is again expanding its footprint to better serve these regions and will soon break ground on a product assembly and service operation in Saudi Arabia, which is expected to open during the fourth quarter of this year.

Defense Electronics & Services

  Segment revenue growth for the quarter was up 56 percent, compared to the first quarter of 2007, to $1.5 billion, attributable to the acquisition of EDO Corporation and strong organic growth of 13 percent. Revenue growth was led, in part, by the Communications Systems business, which grew 38 percent organically, on a comparable basis. Its performance is due partially to shipments related to the Iraqi radio and tactical networking contract awarded in November of last year.
  The Advanced Engineering & Sciences business continued its strong performance achieving first quarter year-over-year organic growth of 44 percent. This growth is credited to continued success on several important contracts, including ITT’s work with the Department of Defense’s Joint Spectrum Center and the Federal Aviation Administration (FAA). For the Joint Spectrum contract, ITT is providing engineering and research services to help make use of the electromagnetic spectrum to meet military objectives. For the FAA, ITT is the prime contractor leading the development of the next-generation air traffic control system for the United States.
  Compared to the prior year quarter, segment operating income for the first quarter grew 38 percent to $153 million. Operating margins declined 130 basis points primarily due to the 170 basis point impact from the EDO acquisition and related integration costs.

Motion & Flow Control

  Revenue for the quarter grew 32 percent in total on a comparable basis to $421 million, benefiting 18 percent from the 2007 acquisition of International Motion Control (IMC), seven percent from strong organic revenue growth - led by the Aerospace Controls and Friction Technologies businesses - and the balance due to foreign exchange.
  Segment operating income grew 33 percent, compared to first quarter of 2007, to $68 million. Operating margins improved 20 basis points, despite a 40 basis point headwind related to the acquisition of IMC and associated integration expenses.
  During the quarter, ITT broke ground on a manufacturing facility in the Czech Republic to support the rapid ramp up of its Friction Technologies business. Since January, Friction Technologies has been chosen to supply brake pads on six new automotive platforms, contributing to its 12 percent organic revenue growth, year over year.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9:00 a.m. Eastern Daylight Time to review first quarter performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/ir.

About ITT Corporation

ITT Corporation (www.itt.com) is a diversified high-technology engineering and manufacturing company dedicated to creating more livable environments, enabling communications and providing protection and safety. The company plays an important role in vital markets including water and fluids management, global defense and security, and motion and flow control. ITT employs approximately 40,000 people serving customers in more than 50 countries. Headquartered in White Plains, N.Y., the company generated $9 billion in 2007 sales.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations and income tax accounting, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED INCOME STATEMENTS (In millions, except per share) (Unaudited)

	Three Months Ended
	March 31,
	2008	2007

Sales and revenues	$ 2,806.4	$ 2,070.3

Costs of sales and revenues	2,045.5	1,486.1
Selling, general and administrative expenses	420.6	320.0
Research and development expenses	52.6	40.3
Restructuring and asset impairment charges, net	3.6	6.4
Total costs and expenses	2,522.3	1,852.8

Operating income	284.1	217.5
Interest expense	40.6	23.8
Interest income	8.4	8.2
Miscellaneous expense, net	3.0	3.9
Income from continuing operations before income tax expense	248.9	198.0
Income tax expense	78.0	61.2
Income from continuing operations	170.9	136.8
Discontinued operations, net of tax	1.0	3.2
Net income	$ 171.9	$ 140.0

Earnings Per Share:
Income from continuing operations:
Basic	$ 0.94	$ 0.75
Diluted	$ 0.93	$ 0.74
Discontinued operations:
Basic	$ 0.01	$ 0.02
Diluted	$ 0.01	$ 0.02
Net income:
Basic	$ 0.95	$ 0.77
Diluted	$ 0.94	$ 0.76

Average Common Shares — Basic	180.7	181.2
Average Common Shares — Diluted	183.4	184.3

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In millions) (Unaudited)

	March 31,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$ 899.6	$ 1,840.0
Receivables, net	1,984.3	1,935.0
Inventories, net	960.3	887.6
Deferred income taxes	105.9	105.9
Other current assets	193.2	161.3
Total current assets	4,143.3	4,929.8

Plant, property and equipment, net	985.3	980.3
Deferred income taxes	36.2	29.7
Goodwill, net	3,891.4	3,829.7
Other intangible assets, net	684.7	733.0
Other assets	1,054.4	1,050.2
Total assets	$ 10,795.3	$ 11,552.7

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$ 1,341.0	$ 1,296.8
Accrued expenses	921.1	958.9
Accrued taxes	101.4	40.9
Notes payable and current maturities of long-term debt	1,990.3	3,083.0
Pension and postretirement benefits	68.5	68.5
Deferred income taxes	7.5	8.2
Total current liabilities	4,429.8	5,456.3

Pension and postretirement benefits	775.4	764.6
Long-term debt	482.5	483.0
Other liabilities	906.7	904.0
Total liabilities	6,594.4	7,607.9

Shareholders' equity	4,200.9	3,944.8
Total liabilities and shareholders' equity	$ 10,795.3	$ 11,552.7

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Operating Activities Net income	$ 171.9	$ 140.0
Less: Income from discontinued operations	(1.0)	(3.2)
Income from continuing operations	170.9	136.8

Adjustments to income from continuing operations:
Depreciation and amortization	71.2	44.2
Stock-based compensation	8.1	7.5
Restructuring and asset impairment charges, net	3.6	6.4
Payments for restructuring	(14.6)	(11.2)
Change in receivables	(2.7)	(54.7)
Change in inventories	(49.7)	(34.4)
Change in accounts payable and accrued expenses	0.9	0.1
Change in accrued and deferred taxes	63.9	1.6
Change in other current and non-current assets	(27.4)	(89.1)
Change in other current and non-current liabilities	(3.8)	(13.7)
Other, net	(1.1)	5.8
Net cash — operating activities	219.3	(0.7)

Investing Activities Additions to plant, property and equipment	(33.9)	(28.1)
Acquisitions, net of cash acquired	(195.9)	(4.4)
Proceeds from sale of assets and businesses	3.2	1.0
Other, net	0.8	(0.4)
Net cash — investing activities	(225.8)	(31.9)

Financing Activities Short-term debt, net	(972.5)	305.6
Long-term debt repaid	(14.1)	(1.7)
Long-term debt issued	0.5	0.3
Repurchase of common stock	—	(186.5)
Proceeds from issuance of common stock	4.3	31.3
Dividends paid	(25.4)	(20.3)
Tax benefit from stock option exercises	0.6	7.3
Other, net	(1.8)	(0.3)
Net cash — financing activities	(1,008.4)	135.7

Exchange Rate Effects on Cash and Cash Equivalents	74.0	7.3
Net Cash — Discontinued Operations:
Operating Activities	0.5	5.0
Investing Activities	—	(2.3)
Financing Activities	—	—

Net change in cash and cash equivalents	(940.4)	113.1
Cash and cash equivalents — beginning of year	1,840.0	937.1
Cash and Cash Equivalents — end of period	$ 899.6	$ 1,050.2

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
First Quarter 2008 & 2007

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	Sales & Revenues 3M 2008	Sales & Revenues 3M 2007	Change 2008 vs. 2007	% Change 2008 vs. 2007	Sales & Revenues 3M 2008	Acquisition/ Other Contribution 3M 2008	FX Contribution 3M 2008	Adj. Sales & Revenues 3M 2008	Sales & Revenues 3M 2007	Change Adj. 08 vs. 07	% Change Adj. 08 vs. 07

ITT Corporation - Consolidated	2,806.4	2,070.3	736.1	35.6%	2,806.4	(474.2)	(70.2)	2,262.0	2,070.3	191.7	9.3%

Defense Electronics & Services	1,507.6	969.4	538.2	55.5%	1,507.6	(417.5)	0.1	1,090.2	969.4	120.8	12.5%
Communications Systems	316.5	187.2	129.3	69.1%	316.5	(59.0)	0.0	257.5	187.2	70.3	37.6%
Space Systems	133.0	141.6	(8.6)	-6.1%	133.0	0.0	(0.2)	132.8	141.6	(8.8)	-6.2%
Advanced Engineering & Sciences	220.0	105.0	115.0	109.5%	220.0	(68.6)	0.0	151.4	105.0	46.4	44.2%
Electronic Systems	318.7	106	212.7	200.7%	318.7	(206.0)	0.0	112.7	106.0	6.7	6.3%
Night Vision	113.9	121.1	(7.2)	-5.9%	113.9	0.0	0.0	113.9	121.1	(7.2)	-5.9%
Systems	326.8	311.3	15.5	5.0%	326.8	0.0	0.0	326.8	311.3	15.5	5.0%
Integrated Structures	39.3	0.0	39.3	N/A	39.3	(39.3)	0.3	0.3	0.0	0.3	N/A
Intell & Info	47.2	0.0	47.2	N/A	47.2	(47.2)	0.0	0.0	0.0	0.0	N/A

Fluid Technology	881.4	786.0	95.4	12.1%	881.4	(0.7)	(45.4)	835.3	786.0	49.3	6.3%
Industrial Process	189.3	163.7	25.6	15.6%	189.3	0.0	(0.3)	189.0	163.7	25.3	15.5%
Residential and Commercial Water Group	293.1	267.9	25.2	9.4%	293.1	0.0	(12.8)	280.3	267.9	12.4	4.6%
Water & WasteWater	410.9	362.6	48.3	13.3%	410.9	(0.7)	(33.1)	377.1	362.6	14.5	4.0%

Motion & Flow Control	420.5	318.2	102.3	32.1%	420.5	(56.0)	(25.0)	339.5	318.2	21.3	6.7%
Aerospace Controls	26.9	23.5	3.4	14.5%	26.9	0.0	0.0	26.9	23.5	3.4	14.5%
Flow Control	68.3	62.6	5.7	9.1%	68.3	(7.3)	(1.5)	59.5	62.6	(3.1)	-5.0%
Friction Technologies	130.7	103.2	27.5	26.6%	130.7	0.0	(14.8)	115.9	103.2	12.7	12.3%
Energy Absorption	64.9	25.0	39.9	159.6%	64.9	(36.5)	(3.5)	24.9	25.0	(0.1)	-0.4%
IMC Controls	14.0	0.0	14.0	N/A	14.0	(13.9)	(0.1)	0.0	0.0	0.0	N/A
Interconnect Solutions	115.9	104.0	11.9	11.4%	115.9	0.0	(5.1)	110.8	104.0	6.8	6.5%

	Orders 3M 2008	Orders 3M 2007	Change 2008 vs. 2007	% Change 2008 vs. 2007	Orders 3M 2008	Acquisition Contribution 3M 2008	FX Contribution 3M 2008	Adj. Orders 3M 2008	Orders 3M 2007	Change Adj. 08 vs. 07	% Change Adj. 08 vs. 07

Defense Electronics & Services	1,297.3	803.3	494.0	61%	1,297.3	(298.6)	-	998.7	803.3	195.4	24.3%

Fluid Technology	956.7	881.8	74.9	8%	956.7	(1.2)	(50.6)	904.9	881.8	23.1	2.6%

Motion & Flow Control	428.6	328.1	100.5	31%	428.6	(57.9)	(25.2)	345.5	328.1	17.4	5.3%

Total Segment Orders	2,679.3	2,011.5	667.8	33%	2,679.3	(357.7)	(75.7)	2,245.9	2,011.5	234.4	11.7%

Note: Excludes intercompany eliminations.

ITT Corporation Non-GAAP Reconciliation
Segment Operating Income & OI Margin
First Quarter of 2008 & 2007

($ Millions)

	Q1 2008	Q1 2007%
	As Reported	As Reported	Change 08 vs. 07

Sales and Revenues:
Defense Electronics & Services	1,507.6	969.4
Fluid Technology	881.4	786.0
Motion & Flow Control	420.5	318.2
Intersegment eliminations	(3.1)	(3.3)
Total Sales and Revenues	2,806.4	2,070.3

Operating Margin:
Defense Electronics & Services	10.1%	11.4%	(130)	BP
Fluid Technology	11.6%	11.1%	50	BP
Motion & Flow Control	16.2%	16.0%	20	BP
Total Ongoing Segments	11.5%	12.0%	(50)	BP

Income:
Defense Electronics & Services	152.8	110.4	38.4%
Fluid Technology	102.0	87.1	17.1%
Motion & Flow Control	68.0	51.0	33.3%
Total Segment Operating Income	322.8	248.5	29.9%

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Net Income & EPS
First Quarter of 2008 & 2007

($ Millions, except EPS and shares)

									Change	Percent Change
	Q1 2008	Q1 2008		Q1 2008	Q1 2007	Q1 2007		Q1 2007	2008 vs. 2007	2008 vs. 2007
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	322.8			322.8	248.5			248.5

Interest Income (Expense)	(32.2)			(32.2)	(15.6)			(15.6)
Other Income (Expense)	(3.0)			(3.0)	(3.9)			(3.9)
Corporate (Expense)	(38.7)			(38.7)	(31.0)			(31.0)

Income from Continuing Operations before Tax	248.9			248.9	198.0			198.0

Income Tax Expense	(78.0)	(3.1)	#A	(81.1)	(61.2)	(1.4)	#B	(62.6)

Total Tax Expense	(78.0)	(3.1)		(81.1)	(61.2)	(1.4)		(62.6)

Income from Continuing Operations	170.9	(3.1)		167.8	136.8	(1.4)		135.4

Diluted EPS from Continuing Operations	0.93	(0.02)		0.91	0.74	(0.01)		0.73	$0.18	24.7%

#A - Remove Tax Benefit of ($3.1M).
#B - Remove Tax Benefit of ($1.4M).

ITT Corporation Non-GAAP Reconciliation
Cash From Operating Activities vs. Free Cash Flow
First Quarter of 2008 & 2007

($ Millions)

	Q1 2008	Q1 2007

Net Cash - Operating Activities	219.3	(0.7)

Capital Expenditures	(33.9)	(28.1)

Pension Pre-funding, net of tax	-	50.0

Free Cash Flow	185.4	21.2

CONTACT:
ITT Corporation
Andy Hilton, +1-914-641-2160
andy.hilton@itt.com